EXHIBIT (1)(m)

           Resolution  of the Board of Directors of Life of Virginia
                establishing additional Investment Subdivisions
             investing in shares of Capital Appreciation Portfolio
                           of the Janus Aspen Series.

                          UNANIMOUS WRITTEN CONSENT OF
                           THE EXECUTIVE COMMITTEE OF
                           THE BOARD OF DIRECTORS OF
                     THE LIFE INSURANCE COMPANY OF VIRGINIA


The undersigned, being all of the members of the Executive Committee of the Board of Directors of The Life Insurance Company of Virginia, a Virginia corporation, in lieu of a meeting held for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

WHEREAS, The Executive Committee of the Board of Directors of the Company, pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account 4 ("Separate Account 4") on August 19, 1987; and

WHEREAS, The Company wishes to establish two additional investment subdivisions of Separate Account 4 which will invest in shares of the Capital Appreciation Portfolio of the Janus Aspen Series;

NOW, THEREFORE, BE IT RESOLVED, That the Executive Committee of the Board of Directors of the Company does hereby establish and create two additional investment subdivisions of Separate Account 4. Each of the new subdivisions shall invest in shares of a single mutual fund portfolio as set forth below:


========================================================================================================================
INVESTMENT SUBDIVISIONS:                                      TO BE INVESTED IN:
------------------------------------------------------------------------------------------------------------------------
                                                              Janus Aspen Series -
                            JAN Capital Appreciation            Capital Appreciation Portfolio

------------------------------------------------------------------------------------------------------------------------
                                                              Janus Aspen Series --
                            JAN Capital Appreciation -          Capital Appreciation Portfolio
                            B
========================================================================================================================

FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Executive Committee hereby ratifies the action of any such officer in executing any such agreement prior to the date of these resolutions; and


FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That these resolutions shall take effect as of April 1, 1997.




/s/WILLIAM D. BALDWIN      2/26/97            /s/ROBERT ALLEN BOWEN      2/26/97
---------------------                         ---------------------
William D. Baldwin         Date               Robert Allen Bowen         Date


/s/SELWYN L. FLOURNOY, JR. 2/26/97             /s/H. GAYLORD HODGES, Jr. 2/24/97
-------------------------                      -------------------------
Selwyn L. Flournoy, Jr.    Date                H. Gaylord Hodges         Date


/s/LINDA L. LANAM          2/26/97             /s/JOHN J. PALMER         2/21/97
-----------------                              -----------------
Linda L. Lanam             Date                John J. Palmer            Date


/s/PAUL E. RUTLEDGE III    2/29/97
-----------------------
Paul E. Rutledge III       Date